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                                                                      Exhibit 23

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement to the Registration Statement (Form S-3, No. 333-85030) and related Prospectus of Toll Brothers, Inc. for the registration of 3,000,000 shares of its common stock and to the incorporation by reference therein of our report dated December 12, 2002, with respect to the consolidated financial statements and schedule of Toll Brothers, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2002, filed with the Securities and Exchange Commission.



                                                         /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
August 13, 2003